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                                                                    Exhibit 99.4




                   $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                          7 1/2% SENIOR NOTES DUE 2008

                                       OF

                              COLTEC INDUSTRIES INC

                 PURSUANT TO THE PROSPECTUS DATED        , 1998

            THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY
               TIME, ON          , 1998, UNLESS EXTENDED. TENDERED
           SECURITIES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE
                     EXPIRATION DATE OF THE EXCHANGE OFFER.


TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus dated        , 1998 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Coltec Industries Inc (the "Company") to exchange its 7 1/2% Series B Senior Notes Due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, for its outstanding 7 1/2% Senior Notes Due 2008 (the "Outstanding Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of April 16, 1998, among the Company and the other signatories thereto.

     This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on        , 1998, unless extended by the Company
(the "Expiration Date"). Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Outstanding Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer".

     3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.
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     4. The Exchange Offer expires at 5:00 p.m., New York City time, on        ,
1998, unless extended by the Company.

     If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.
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                                                                               3



                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Coltec Industries Inc with respect to its Outstanding Notes.

     This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Outstanding Notes held by you for my account as indicated below:

                                                        Aggregate Principal Amount of Outstanding Notes


7 1/2% Senior Notes Due 2008 ...............           -------------------------------------------------





[ ] Please do not tender any Outstanding Notes held by you for my account.

                                                       -------------------------------------------------
                                                                          Signature(s)
                                                       -------------------------------------------------

                                                       -------------------------------------------------

                                                       -------------------------------------------------
                                                                   Please print name(s) here

                                                       -------------------------------------------------

                                                       -------------------------------------------------
                                                                           Address(es)

                                                       -------------------------------------------------
                                                                 Area Code and Telephone Number

Dated:
      ----------------------------------------------   -------------------------------------------------
                                                          Tax Identification or Social Security No(s).


     None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.